===========================================================================

                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                    -----------------------------------


                                 FORM 8-K/A

                        AMENDMENT TO CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(D) OF THE

                      SECURITIES EXCHANGE ACT OF 1934

                    -----------------------------------


                               APRIL 9, 1999
              DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)




                             THEGLOBE.COM, INC.

           (Exact name of registrant as specified in its charter)


    DELAWARE                      0-25053                    14-1781422

 (State or other          (Commission File Number)        (I.R.S. Employer
 jurisdiction of                                           Identification
 incorporation or                                               Number)
  organization)


                                120 BROADWAY
                          NEW YORK, NEW YORK 10271
                  (Address of principal executive offices)


                                (212) 894-3600
            (Registrant's telephone number, including area code)

===========================================================================

The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of the Current Report on Form 8-K, originally filed by the registrant with the Securities and Exchange Commission on April 23, 1999, as set forth in the pages attached hereto:


ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

All information contained within Item 2 does not give effect to a 2 for 1 stock split effected by theglobe.com on May 14, 1999.

On April 9, 1999, Bucky Acquisition Corp. ("Merger Sub"), a Delaware corporation and wholly-owned subsidiary of theglobe.com, inc. ("theglobe"), a Delaware corporation, was merged with and into Attitude Network Ltd. ("Attitude"), a Delaware corporation, with Attitude as the surviving corporation (the "Merger"). As a result of the Merger, Attitude became a wholly-owned subsidiary of theglobe. The Merger was effected pursuant to an Agreement and Plan of Merger, dated April 5, 1999, by and among theglobe, Merger Sub, Attitude and certain stockholders of Attitude (the "Merger Agreement"). The Merger Agreement was filed as an exhibit to the Current Report on Form 8-K as filed on April 23, 1999. theglobe issued press releases on April 6, 1999 and April 12, 1999 relating to the Merger. The press releases were filed as exhibits to the Current Report on Form 8-K as filed on April 23, 1999.

The consideration paid by theglobe in connection with the acquisition consisted of the following:

Subject to the exercise of the appraisal rights available under Delaware law, the issuance by theglobe of approximately 785,461 newly issued shares of common stock, par value $.001 per share, of theglobe ("theglobe Common Stock"), valued at $43.1 million, to the Attitude stockholders, with cash to be paid in lieu of the issuance of fractional shares.

The assumption by theglobe of options to purchase shares of common stock, par value $.001 per share, of Attitude ("Attitude Common Stock"), which were exchanged for options to purchase approximately 42,380 shares of theglobe Common Stock. The options were valued at $1.9 million. Such options have an aggregate exercise price of approximately $905,605.

The assumption by theglobe of warrants to purchase shares of Attitude Common Stock which were exchanged for warrants to purchase approximately 23,353 shares of theglobe Common Stock. The warrants were valued at $1.0 million. Such warrants have an aggregate exercise price of approximately $400,000.

The Company also incurred $800,000 of acquisition costs. In addition, debt with a present value of approximately $2.3 million was assumed in connection with the Merger.

The consideration paid by theglobe was determined as a result of negotiation between theglobe and Attitude. The number of shares of theglobe Common Stock issued to the Attitude stockholders was determined based on an exchange ratio of 0.0583831171 of a share of theglobe Common Stock for each share of Attitude Common Stock. Cash will be paid in lieu of the issuance of fractional shares. Funds for such payment will be provided from cash on hand of theglobe. In connection with the merger, certain outstanding convertible demand notes (the "notes") held by Attitude directors were converted into approximately 339,000 shares of Attitude Common Stock and included in the exchange of Attitude Common Stock for theglobe Common Stock. The notes featured a conversion right at the option of the holder in the event that Attitude was sold. The Attitude Common Stock issued to the holders was determined based on a exchange ratio of 0.02329879041 of a share of fully diluted Attitude Common Stock, which included outstanding options and warrants to purchase Attitude Common Stock as well as the shares issued in connection with the conversion of the notes. The exchange ratio was based on the proportion of the face value of the notes to the aggregate purchase price adjusted to exclude certain acquisition costs.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
          INFORMATION AND EXHIBITS

     (a) Financial Statements of Business Acquired and theglobe.com, inc. Pro Forma Condensed Consolidated Financial Information


                             TABLE OF CONTENTS
                                                                       PAGE
---------------------------------------------------------------------------

Attitude Network Ltd. Financial Statements

Report of Independent Certified Public Accountants                      F-1

Consolidated Balance Sheets at December 31, 1998 and 1997               F-2

Consolidated Statements of Operations for the years ended
   December 31, 1998 and  1997                                          F-3

Consolidated Statements of Stockholders' Equity (Deficit) for
   the years ended December 31, 1998 and 1997                           F-4

Consolidated Statements of Cash Flows for the years ended
   December 31, 1998 and 1997                                           F-5

Notes to Consolidated Financial Statements                              F-6

theglobe.com, inc.  Pro Forma Condensed Consolidated
   Financial Information                                               F-18

Unaudited Pro Forma Condensed Consolidated Balance Sheet
   at December 31, 1998                                                F-20

Unaudited Pro Forma Condensed Consolidated Statement of
   Operations for the year ended December 31, 1998                     F-21

Notes to the Unaudited Pro Forma Condensed Consolidated
   Financial Information                                               F-22

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders
Attitude Network Ltd.
Naples, Florida

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows present fairly, in all material respects, the financial position of Attitude Network Ltd. and its subsidiary (the "Company") at December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the two years ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits of these statements in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 15 to the consolidated financial statements, the Company has suffered recurring losses from operations which raises substantial doubt about its ability to continue as a going concern. As discussed in Note 16 to the consolidated financial statements, on April 9, 1999 the Company merged with a wholly-owned subsidiary of theglobe.com, inc. whereby the stockholders of the Company exchanged their common stock for shares of common stock of theglobe.com, inc. at a specified conversion rate. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PricewaterhouseCoopers LLP
March 19, 1999, except for Note 16,
     for which the date is April 9, 1999

                           ATTITUDE NETWORK LTD.
                        CONSOLIDATED BALANCE SHEETS
                        DECEMBER 31, 1998 AND 1997
                      -------------------------------

ASSETS                                                   1998          1997
------                                                   ----          ----

Current assets:
   Cash                                               $2,161,513   $   83,318
   Accounts receivable, less allowance
     for doubtful accounts of $200,000
     and $96,473 at December 31, 1998
     and 1997, respectively                              406,412      546,993
                                                      ----------   ----------
        Total current assets                           2,567,925      630,311
                                                      ==========   ==========

Property and equipment, net                              382,277      453,081
Intangible assets, net                                 1,825,039    3,706,919
Deposits                                                  24,308       13,799
                                                      ----------   ----------

        Total assets                                  $4,799,549   $4,804,110
                                                      ==========   ==========


LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
   Accounts payable                                   $  185,127   $  647,784
   Accrued expenses                                      358,668    1,680,636
   Deferred revenue                                      346,775      300,000
   Convertible notes payable to directors                950,000            -
   Current portion of long-term debt                     200,000      137,615
                                                      ==========   ==========

        Total current liabilities                      2,040,570    2,766,035

Long-term debt                                         2,343,171    2,293,536
                                                      ==========   ==========

        Total liabilities                              4,383,741    5,059,571
                                                      ==========   ==========


Commitments and contingencies (Note 14)

Stockholders' equity (deficit):

   Preferred stock, $.0l par value, 5,000 shares
     authorized, no shares
     issued and outstanding                                    -            -
   Common stock, $.001 par value, 20,000,000 shares
     authorized, 13,114,457 and 11,446,352 shares
     issued and outstanding at December 31, 1998
     and 1997, respectively                               13,115       11,446
   Additional paid-in capital                         17,542,540   10,683,250
   Accumulated deficit                               (17,139,972) (10,950,467)
   Accumulated other comprehensive income                    125          310
                                                      ----------   ----------

        Total stockholders' equity (deficit)             415,808     (255,461)
                                                      ==========   ==========

        Total liabilities and stockholders' equity    $4,799,549   $4,804,110
                                                      ==========   ==========

                           ATTITUDE NETWORK LTD.
                   CONSOLIDATED STATEMENTS OF OPERATIONS
                        DECEMBER 31, 1998 AND 1997
                 -----------------------------------------

                                                         1998          1997
                                                         ----          ----

Sales                                                 $1,885,547   $2,474,537
Cost of sales                                            903,476    1,325,662
                                                      ----------   ----------
     Gross profit                                        982,071    1,148,875
                                                      ==========   ==========

Operating expenses:

   Selling and marketing                                 681,585    1,609,202
   Product development                                 1,860,686    2,520,090
   General and administrative                          1,644,415    1,484,360
   Amortization                                        1,883,137    1,320,098
                                                      ----------   ----------

     Total operating expenses                          6,069,823    6,933,750
                                                      ==========   ==========
        Operating loss                                (5,087,752)  (5,784,875)


Nonoperating income (expense):

   Gain on sale of website                                     -      200,000
   Interest expense                                   (1,101,753)    (250,076)
   Litigation settlement                                       -   (1,395,000)
                                                      ----------   ----------

        Net loss                                     $(6,189,505) $(7,229,951)
                                                      ==========   ==========



                                                                 ATTITUDE NETWORK LTD.
                                               CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                                                              DECEMBER 31, 1998 AND 1997
                            ----------------------------------------------------------------------------------------------




                                                                                                    ACCUMULATED
                                                                                                       OTHER       STOCK-
                               PREFERRED STOCK          COMMON STOCK      ADDITIONAL   ACCUMU-       COMPREHEN-   HOLDERS'
                            ====================== ======================  PAID-IN     LATED           SIVE       EQUITY
                              SHARES    PAR VALUE    SHARES    PAR VALUE    CAPITAL    DEFICIT        INCOME     (DEFICIT)
                            =========== ========== =========== ========== =========== ============  =========== ==========
Balances, December 31, 1996        -    $      -    9,447,520  $   9,448  $ 4,914,342 $(3,720,516)  $        -  $1,203,274

Issuance of shares of
  common stock
  for acquisition                  -           -    1,000,000      1,000    2,499,000           -            -   2,500,000

Issuance of shares of
  common stock                     -           -      666,667        667    1,999,333           -            -   2,000,000

Issuance of shares of
  common stock                     -           -      330,665        330    1,264,576           -            -   1,264,906

Conversion of debt to
  common stock                     -           -        1,500          1        5,999           -            -       6,000

Comprehensive income (loss)

  Foreign currency
   translation                     -           -            -          -            -           -          310         310

  Net loss                         -           -            -          -            -  (7,229,951)           -  (7,229,951)
                                                                                                                ==========
    Total comprehensive
     income (loss)                                                                                              (7,229,641)
                            =========== ========== =========== ========== =========== ============  =========== ==========

Balances, December 31, 1997        -           -   11,446,352     11,446   10,683,250 (10,950,467)         310    (255,461)

Issuance of shares of
 common stock                      -           -      250,000        250      999,750           -            -   1,000,000

Issuance of shares of
 common stock                      -           -      259,939        260      999,750           -            -   1,000,010

Exercise of common stock
  options for shares               -           -       26,500         27       11,899           -            -      11,926

Issuance of shares of
  common stock for
  legal settlement                 -           -      465,000        465    1,394,535           -            -   1,395,000

Issuance of shares of
  common stock,
  net of issue cost                -           -      666,666        667    1,909,326           -            -   1,909,993

Issuance of 400,000 common
  stock warrants                   -           -            -          -      798,920           -            -     798,920

Stock option expense               -           -            -          -      745,110           -            -     745,110

Comprehensive income (loss)

   Foreign currency
     translation                   -           -            -          -            -           -         (185)       (185)

   Net loss                        -           -            -          -            -  (6,189,505)           -  (6,189,505)
                                                                                                                ==========
     Total comprehensive
      income (loss)                                                                                             (6,189,690)
                            =========== ========== =========== ========== =========== ============  =========== ==========

Balances, December 31, 1998        -     $     -   13,114,457    $13,115  $17,542,540$(17,139,972)    $    125   $ 415,808
                            =========== ========== =========== ========== =========== ============  =========== ==========

                           ATTITUDE NETWORK LTD.
                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                         DECEMBER 31, 1998 AND 1997
                 -----------------------------------------


                                                        1998         1997
                                                        ----         ----

CASH FLOWS FROM OPERATING ACTIVITIES

  Net loss                                          $(6,189,505)  $(7,229,951)
                                                    ===========   ===========

  Adjustments to reconcile net loss to
     net cash used in operating activities:

   Depreciation                                         120,594        84,790

   Amortization                                       1,883,137     1,320,098

   Amortization of discount on note payable             262,020       262,360

   Noncash interest related to warrant valuation        798,920             -

   Stock options expense                                745,110             -

   Provision for bad debts                              103,527       253,521

   Gain on sale of website                                    -      (200,000)

   (Gain) loss on sale of property and equipment         (4,316)       22,055

   Changes in assets and liabilities:

     Decrease in inventory                                    -         7,047

     Increase (decrease) in accounts receivable          37,054      (304,096)

     Increase in other assets                           (11,766)      (10,207)

     Increase (decrease) in accounts payable           (462,657)      403,378

     Increase in accrued expenses                        73,032     1,606,509

     Increase in deferred revenue                        46,775       297,517
                                                    -----------   -----------

      Total adjustments                               3,591,430     3,742,972
                                                    ===========   ===========

        Net cash used in operating activities        (2,598,075)   (3,486,979)
                                                    ===========   ===========


CASH FLOW FROM INVESTING ACTIVITIES

  Purchase of property and equipment                    (47,174)     (341,047)

  Cash received from sale of property and equipment       1,700        14,111

  Cash received from sale of website                          -       200,000

  Acquisition, net of cash acquired                           -       (59,128)
                                                    -----------   -----------

        Net cash used in investing activities           (45,474)     (186,064)
                                                    ===========   ===========


CASH FLOWS FROM FINANCING ACTIVITIES

  Proceeds from issuance of common stock              4,000,003     3,270,906

  Stock issuance costs                                  (90,000)            -

  Proceeds from exercise of stock option                 11,926             -

  Proceeds from directors notes                         950,000             -

  Payments on longterm debt                            (150,000)     (179,100)
                                                    ===========   ===========

        Net cash provided by financing activities     4,721,929     3,091,806
                                                    ===========   ===========

Effect of exchange rate changes on cash                    (185)        3,172
                                                    ===========   ===========

Net increase (decrease) in cash                       2,078,195      (578,065)

Cash at beginning of period                              83,318       661,383
                                                    ===========   ===========

Cash at end of period                                $2,161,513     $  83,318
                                                    ===========   ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

In 1997, common stock was issued in satisfaction of amounts payable to a vendor in the amount of $6,000.

In  1997,   1,000,000  shares  of  common  stock  were  issued  to  acquire
Kaleidoscope Network Ltd. (see Note 3).

In 1998, 465,000 shares of common stock were issued to settle litigation accrued for at December 31, 1997 for $1,395,000.

                           ATTITUDE NETWORK LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1998 AND 1997
                 ----------------------------------------------

1.   ORGANIZATION

     Attitude Network Ltd. (the "Company") was formed in January 1995 to establish, develop and deliver customized website programming to narrowly defined target audiences. The Company seeks to support its markets by providing advertising supported online entertainments. Its audiences include but are not limited to the on-line games market.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     PRINCIPLES OF CONSOLIDATION
     The accompanying consolidated financial statements include the accounts of Attitude Network Ltd. and its wholly-owned subsidiary, Kaleidoscope Network Ltd. All material intercompany transactions have been eliminated in consolidation.

     PROPERTY AND EQUIPMENT
     Property  and   equipment  are  stated  at  cost,   less   accumulated
     depreciation. Depreciation is provided on the straight-line basis over the estimated useful lives of the related assets.

     Major improvements and betterments of property are capitalized. Maintenance, repairs and minor improvements are charged to expense in the period incurred. Upon the sale or other disposition of property, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is reflected in income.

     INTANGIBLE ASSETS
     The costs of web rights purchased by the Company are being amortized on the straight-line method over the estimated useful life of three years. The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. To date, no such impairment has been recorded.

     IMPLEMENTATION OF SFAS 130
     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income," effective for fiscal periods beginning after December 15, 1997. The new standard requires that comprehensive income, which includes net income, as well as certain changes in assets and liabilities recorded in common equity, be reported in the financial statements. The Company adopted SFAS No. 130 during the year ended December 31, 1998.

     FOREIGN CURRENCY TRANSLATION
     The financial position and results of operations of the Company's foreign operations are measured using local currency as the functional currency. Current assets and liabilities of these operations are translated to the U.S. dollar at the exchange rate in effect at year-end. Income statement accounts are translated at the average rate of exchange prevailing during the year. Translation adjustments arising from differences in exchange rates from period to period are recorded in accumulated comprehensive income. Realized gains and losses resulting from foreign currency transactions are included in the statement of operations.

     DEFERRED REVENUE
     Deferred revenue represents amounts received by the Company related to future services to be provided.

     REVENUE RECOGNITION
     Website advertising revenue is earned by providing advertisers with a space on the Company's website to promote products. The Company's advertising revenues are derived principally from short-term advertising contracts in which the Company guarantees a minimum number of impressions (a view of an advertisement by a consumer) for a fixed fee. Advertising revenues are recognized ratably over the term of the contract. Hotel discount revenue represents revenue earned by the Company for reservations booked through their hotel discount web page and is recognized in the month earned. Revenue received in connection with an agreement between the Company and a telephone company, whereby the Company has agreed to develop, deliver, install and operate a computer-based games service designed for the telephone company is recognized on a monthly basis in accordance with the agreement.

     The Company trades advertisements on its website in exchange for advertisements on the internet sites of other companies. Barter revenues and expenses are recorded at the fair market value of services provided or received, whichever is more determinable in the circumstances. Revenue from barter transactions is recognized as advertisements are delivered on the Company's website. Barter expense is recognized as cost of sales when the Company's advertisements are run on other companies web sites, which is typically in the same period when the barter revenue is recognized.

     COST OF SALES
     Cost of sales includes communication/on-line costs associated with connecting the Company's website with servers, costs incurred for website audits, barter expense and other direct costs.

     PRODUCT DEVELOPMENT
     The costs to develop and maintain the Company's websites are being expensed as incurred.

     INCOME TAXES
     Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     MANAGEMENT'S USE OF ESTIMATES
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     RECLASSIFICATIONS
     Certain prior year amounts have been reclassified to conform with the 1998 presentation.

3.   ACQUISITION

     In February 1997, the Company acquired all of the issued and outstanding shares of Kaleidoscope Network Ltd., a company registered in England, for an aggregate purchase price of approximately $2.6 million. The purchase consisted primarily of an internet worldwide games website including all software, documentation, licenses, contracts and contract rights, and property rights necessary to operate the website. The acquisition was funded through the issuance of 1,000,000 shares of the Company's common stock, stock options for the purchase of an additional 100,000 shares of common stock and cash payments of approximately $106,000. The acquisition has been accounted for using the purchase method of accounting. Substantially all of the purchase price was allocated to the website intangible asset.

4.   PROPERTY AND EQUIPMENT

     Property and equipment consisted of the following at December 31, 1998 and 1997:

                                                1998             1997
                                                ----             ----

    Computers and office equipment           $ 612,962        $ 571,276

    Furniture and fixtures                      17,165           16,480

    Leasehold improvements                       3,200            3,200
                                             =========        =========

                                               633,327          590,956

    Less accumulated depreciation             (251,050)        (137,875)
                                             =========        =========

                                             $ 382,277        $ 453,081
                                             =========        =========


5.   INTANGIBLE ASSETS

     Intangible assets consisted of the following at December 31, 1998 and 1997:

                                                1998             1997
                                                ----             ----

   Website rights                          $   5,119,515    $    5,119,515

   Organization costs                             15,326            15,326

   Other                                           1,257                 -
                                           =============    ==============

                                               5,136,098         5,134,841

   Accumulated amortization                   (3,311,059)       (1,427,922)
                                           =============    ==============

                                           $   1,825,039    $    3,706,919
                                           =============    ==============

6.   LEASES

     The Company leases certain equipment and office space under operating type leases. Future minimum payments under these leases are as follows:


           1999                            $  62,085

           2000                               60,876

           2001                               63,311

           2002                               26,809
                                           =========

                                           $ 213,081
                                           =========


     Rental expense for the years ended December 31, 1998 and 1997 was approximately $132,000 and $193,000, respectively.

7.   CONVERTIBLE NOTES PAYABLE TO DIRECTORS

     During 1998, the Company borrowed $950,000 from various directors of the Company. These notes are due on demand and accrue interest at 8.5%. The notes feature a conversion right at the option of the holder, which may be exercised in the event the Company is sold. The conversion right allows the holder to convert the note into stock of the new or surviving entity at a price equal to the per share transaction price. Most of the notes include detachable warrants for a total of 400,000 shares of common stock at an exercise price of $1.00 per share. The warrants expire in 2003. A value of approximately $800,000 was assigned to the warrants (additional paid-in capital) based on the difference between the fair market value of the stock at date of issuance ($3.00) and the exercise price of $1.00. Since the notes are demand notes, the entire value assigned to the warrants was charged to interest expense in 1998.

8.   LONG-TERM DEBT

     The Company's  long-term  debt  consisted of the following at December
     31:

                                                         1998          1997
                                                         ----          ----

     Non-interest  bearing obligation  payable
     to a corporation  related to the purchase
     of an internet worldwide website                $ 2,543,171   $ 2,431,151
                                                     ===========   ===========

     The obligation is to be repaid based on 5% of the Company's gross revenues related to the website, less certain costs directly associated with the website. The payments required by the agreement are also subject to specific minimum amounts payable per year. In the event of an initial public offering by the Company, the total unpaid amount of the obligation would become due and payable. The $5.6 million obligation has been recorded at its present value, assuming a 9% interest rate, and has been reduced by $150,000 and $179,000 of payments made by the Company in 1998 and 1997, respectively. The unamortized discount was $2,556,829 and $2,818,849 as of December 31, 1998 and 1997, respectively.

     The minimum principal amounts payable over the next five years under this agreement are as follows:


         1999                                             $     200,000

         2000                                                   250,000

         2001                                                   300,000

         2002                                                   300,000

         2003                                                   300,000

         Thereafter                                           3,750,000
                                                          -------------

                                                              5,100,000

         Less Discount                                       (2,556,829)
                                                          -------------
                                                              2,543,171

         Less current portion                                  (200,000)
                                                          -------------
                                                          $   2,343,171
                                                          =============


9.   INCOME TAXES

     No provision for federal or state income taxes has been made for the years ended December 31, 1998 and 1997, since the Company reported a loss for both financial reporting and income tax purposes.

     The Company had available approximately $10,556,000 of net operating loss carryforwards to reduce future taxable income as of December 31, 1998. The utilization of the net operating loss carryforwards, which begin to expire in the year 2012, will be subject to limitations as a result of a more than 50% change in ownership of the Company in 1997 (See Note 10).

     The tax effects of the temporary differences that gave rise to the deferred tax balances at December 31, 1998 and 1997 were the following:

                                                   1998             1997
                                                   ----             ----


   Deferred tax assets

      Net operating loss carryforwards          $ 3,972,000     $2,719,000

      Allowance for doubtful accounts                81,000        130,000

      Start-up expenditures                         193,000        280,000

      Amortization of intangible assets             524,000            --

      Other                                         136,000        131,000

      Valuation allowance                        (4,906,000)    (3,222,600)
                                              =============== =============
                                                       --            37,400


   Deferred liability:

      Amortization of intangible assets                --           (37,400)
                                              --------------- -------------
   Net deferred tax asset                        $     --        $      --
                                              =============== =============

     The Company provides for a valuation allowance on deferred tax assets since utilization is uncertain.

10.  STOCKHOLDERS' EQUITY

     In February 1997, Maricopa Investment Corporation, an unaffiliated company, purchased all the outstanding shares held by a shareholder of the Company and subscribed to the Company for an additional 666,667 shares of common stock at $3.00 per share. In total, these purchases represent approximately 42% of the shares outstanding.

     In February 1997, the Company also issued 1,000,000 shares of common stock to acquire Kaleidoscope Network Ltd. (see Note 3). As part of this acquisition agreement, the Company entered into an additional agreement with the sellers whereby, upon notice from the sellers at any time in the five-year period following the 18th month from the date of the agreement, the Company shall be required to purchase up to 500,000 shares of common stock owned by the sellers at a purchase price of $2.50 per share. Five years following the 36th month from the date of this agreement, the sellers may give notice and the Company may be required to purchase up to an additional 500,000 shares of common stock owned by the seller at a purchase price of $2.50 per share. This agreement shall terminate upon the ninth anniversary from the date of this agreement.

     The above transactions exceeded 50% of the outstanding shares of the Company.

     During 1997, the Company issued to certain directors and unrelated parties 330,665 shares of common stock at $4.00 per share. In November 1997, the Company issued 1,500 shares of common stock in exchange for forgiveness of a $6,000 payable to a vendor.

     During 1998, the Company sold 1,166,666 shares to various investors at prices ranging from $3.00 - $4.00 per share for total proceeds of approximately $4,000,000. The sale of 666,666 shares included anti-dilution provisions, as well as a shareholder rights agreement, which provides for certain future registration rights.

     In September 1998, the Company issued 465,000 shares in connection with the settlement of a lawsuit filed in December 1997. The lawsuit related to claims for a 10.75% equity interest in the Company and unspecified other damages by a media service and editorial management company who had previously been party to a memorandum of understanding with certain of the Company's stockholders, officers, and directors. The settlement was accrued for at December 31, 1997.

11.  STOCK OPTION PLAN

     Effective July 1, 1996, the Company adopted the 1996 Stock Option Plan (the "Plan") available for grant to eligible employees and eligible participants to purchase up to 1,200,000 shares of the Company's common stock. The Plan is administered by a committee appointed by the Board of Directors or by the Board of Directors if each member of the committee is eligible to receive stock options or if the members of the committee have been eligible to receive stock options for a period of one year prior to their services on the committee. The Board of Directors or a committee shall administer the Plan, select the eligible employees and eligible participants to whom options will be granted, determine the number of shares subject to any such options and interpret, construe and implement the provisions of the Plan. The Board of Directors or the committee shall also determine the price to be paid for the shares upon exercise of each option, the period within which each option may be exercised, and the terms and conditions of each option.

     The option exercise price will be equal to 100% of market value on the day the option is granted (110% in the case of a 10% owner of the Company), as determined by the Board of Directors or the committee. No option shall be exercisable after ten years from the date of the grant of the option, and shares subject to the option granted to a 10% owner shall not be exercisable after five years from the date of grant of the option. The Plan expires on July 1, 2006.

     Compensation expense resulting from stock options is measured at the grant date based upon the difference between the exercise price and the market value of the common stock. All stock options granted in 1997 were granted at an exercise price equal to the market value at the date of grant. During 1998, the Company granted 292,200 stock options at an exercise price of $0.45 per share to both employees and non-employees that were not in accordance with the 1996 stock option plan as they were not granted at fair market value. The aggregate compensation cost related to the 176,200 stock options granted to employees of the Company amounted to $449,310 for the year ended December 31, 1998. Compensation cost was determined based on the difference between the fair market value of the stock on the date of grant, as determined by recent cash sales of the stock, and the $0.45 per share exercise price. Additionally, in March 1998, three non-employees who performed services for the Company were granted 116,000 options, which vested immediately, at an exercise price of $0.45 per share. These options expire in May 2003. The Company recognized compensation expense of $295,800 in the 1998 financial statements for the difference between the market value of the stock on the date of grant, as determined by recent cash sales of the stock, and the exercise price. The calculation of fair value of these options granted using the Black Scholes Option Pricing Model approximated the compensation cost recognized by the Company.

     A summary of the stock option activity is presented below:

                                                                   WEIGHTED
                                                                   AVERAGE
                                                     NUMBER OF     EXERCISE
                                                      SHARES        PRICE
                                                    ==========     ========
     Outstanding as of December 31, 1996              790,000      $  1.02
     Options granted                                  305,000         2.90
     Forfeited                                       (145,000)        2.86
                                                    ==========     ========

     Outstanding as of December 31, 1997              950,000         1.46
     Options granted                                  377,200         1.65
     Exercised                                        (26,500)        0.45
     Forfeited                                       (295,350)        1.59
                                                    ==========     ========
     Outstanding as of December 31, 1998            1,005,350      $  1.52
                                                    ==========     ========


     The Company applies APB Opinion No. 25 and related interpretation in accounting for its Plan. Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" (SFAS No. 123), requires compensation expense measured as the excess of the fair value of the underlying stock over the exercise price on the date of grant. Pro forma disclosures as if the Company had adopted the cost recognition requirements under SFAS No. 123 are not presented as the effects were immaterial.

     The weighted average fair value of options-granted in 1998 was $1.79. The fair value for these options was estimated at the date of granting using the minimum value method which takes into account (1) the fair value of the underlying stock at the grant date, (2) the exercise price, (3) weighted average expected life of 5.70 years, (4) no dividends, and (5) a weighted average risk-free interest rate of 5.76%. Compensation expense recognized in providing pro forma disclosures may not be representative of the effects on net income or loss for future years.

     The  following  table  summarizes   information  about  stock  options
     outstanding under the Plan at December 31, 1998:


                                              Weighted
                                               average
                                              remaining
               Exercise         Number        contractual       Number
                prices       outstanding         life         exercisable
            --------------   -----------      -----------     -----------
            $    0.45          254,100        3.1 years         254,100

                 0.70          510,000        7.5 years         385,000

                 2.50          100,000        7.5 years         100,000

                 3.00           81,250        7.5 years          22,000

                 4.00           50,000        7.5 years

                 5.00           10,000        7.5 years          10,000
            --------------   -----------                      -----------
                              1,005,350                         771,100
                             ===========                      ===========




12.  RISKS AND UNCERTAINTIES

     The Company has derived revenues of approximately $300,000 and $256,000 in 1998 and 1997, respectively, from one customer, which approximates 16% and 10%, respectively, of total revenue. The Company's accounts receivable also includes $200,000 and $87,850 receivable from this customer, which represents 49% and 16% of total accounts receivable as of December 31, 1998 and 1997, respectively.

     The Company maintains cash balances at a financial institution located in Southwest Florida in excess of the $100,000 insured by the Federal Deposit Insurance Corporation. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash balances.

13.  RELATED PARTY TRANSACTIONS

     Accounts payable as of December 31, 1998 and 1997 includes $29,396 and $64,346, respectively, which is payable to employees, individuals and organizations related to the Company.

     The Company has an agreement under which total payments of $155,000 have been made each year to the chief executive officer in 1998 and 1997, which includes a bonus of $35,000 for 1998 and 1997. The agreement extends through July 1999 and provides for monthly payments of $10,000 with a provision for a discretionary bonus to be determined by the Company's Board of Directors.

     The Company had a consulting agreement with one of its directors, under which $105,000 was paid in 1997. The consulting agreement expired in October 1997.

     The Company rents its office space in Florida on a month-to-month basis as a subtenant of a Company controlled by a member of its Board of Directors. It also receives certain office support services. These rents and support services are priced on a pass-through basis without mark-up, and totaled approximately $13,000 and $15,000 in 1998 and 1997, respectively.

14.  COMMITMENTS AND CONTINGENCIES

     In March 1998, the Company entered into an agreement with MacMillan Digital Publishing USA ("MacMillan") to create and operate a website designed to serve as an on-line resource for the gaming market. The Company is primarily responsible for the operation of the website and MacMillan will pay the Company a commission on product sales related to the website. The terms of the agreement commenced upon execution. The agreement will terminate May 31, 1999, and is renewable for successive one-year terms.

     As discussed in Note 10, the Company has issued a put option to the former owners of Kaleidoscope Network Ltd.

     The Company is a defendant in various legal proceedings, which occurred in the ordinary course of business. In the opinion of management, the ultimate settlement of such legal proceedings will not have a material adverse impact on the Company's financial statements.

15.  GOING CONCERN

     Since inception, the Company has incurred significant operating losses. These losses have been financed primarily through the issuance of common stock and loans from directors. The ability of the Company to continue as a going concern is dependent upon additional funding and/or attaining profitable operations. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. See Note 16.

16.  SUBSEQUENT EVENT

     On April 9, 1999 the Company merged with a wholly-owned subsidiary of theglobe.com, inc. whereby the stockholders of the Company exchanged their common stock for shares of common stock of theglobe.com, inc. at a specified conversion rate. Management believes the merger will result in sufficient funds to continue operating activities. The shares issued in connection with the Kaleidoscope Network Ltd. acquisition, subject to a put option, were exchanged as part of the merger and thus the put option terminated.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(b)  Pro Forma Condensed Consolidated Financial Information

All information contained within Item 7(b) does not give effect to a 2 for 1 stock split effected by theglobe.com on May 14, 1999.

In April 1999, theglobe.com ("theglobe" or the "Company") acquired Attitude Network, Ltd. ("Attitude") for approximately $46.8 million, including acquisition costs (the "acquisition"). The acquisition will be accounted for as a purchase business combination. The consideration paid by theglobe in connection with the acquisition consisted of the following:

o Subject to the exercise of the appraisal rights available under Delaware law, the issuance by theglobe of approximately 785,461 newly issued shares of common stock, par value $.001 per share, of theglobe ("theglobe Common Stock"), valued at $43.1 million, to the Attitude stockholders, with cash to be paid in lieu of the issuance of fractional shares.

o The assumption by theglobe of options to purchase shares of common stock, par value $.001 per share, of Attitude ("Attitude Common Stock"), which were exchanged for options to purchase approximately 42,380 shares of theglobe Common Stock. The options were valued at $1.9 million. Such options have an aggregate exercise price of approximately $905,605.

o The assumption by theglobe of warrants to purchase shares of Attitude Common Stock which were exchanged for warrants to purchase approximately 23,353 shares of theglobe Common Stock. The warrants were valued at $1.0 million. Such warrants have an aggregate exercise price of approximately $400,000.

The Company also incurred $800,000 of acquisition costs. In addition, debt with a present value of approximately $2.3 million was assumed in connection with the Merger.

The consideration paid by theglobe was determined as a result of negotiation between theglobe and Attitude. The number of shares of theglobe Common Stock issued to the Attitude stockholders was determined based on an exchange ratio of 0.0583831171 of a share of theglobe Common Stock for each share of Attitude Common Stock. Cash will be paid in lieu of the issuance of fractional shares. Funds for such payment will be provided from cash on hand of theglobe. In connection with the merger, certain outstanding convertible demand notes (the "notes") held by Attitude directors were converted into approximately 339,000 shares of Attitude Common Stock and included in the exchange of Attitude Common Stock for theglobe Common Stock. The notes featured a conversion right at the option of the holder in the event that Attitude was sold. The Attitude Common Stock issued to the holders was determined based on a exchange ratio of 0.02329879041 of a share of fully diluted Attitude Common Stock, which included outstanding options and warrants to purchase Attitude Common Stock as well as the shares issued in connection with the conversion of the notes. The exchange ratio was based on the proportion of the face value of the notes to the aggregate purchase price adjusted to exclude certain acquisition costs.

The Company has allocated a portion of the purchase price to the net book value of the acquired assets and liabilities of Attitude as of the date of acquisition. The excess of the purchase price over the net book value of the acquired assets and liabilities of Attitude has preliminarily been allocated to goodwill and other intangible assets. Goodwill and other intangible assets will be amortized over a period of 3 years, the expected period of benefit. The allocation is preliminary and may be subject to change upon evaluation of the fair value of the acquired assets and liabilities of Attitude at the date of acquisition as well as the potential identification of certain intangible assets.

The unaudited Pro Forma Condensed Consolidated Statement of Operations (the "Pro Forma Statement of Operations") for the year ended December 31, 1998 gives effect to the acquisition of Attitude as if it had occurred on January 1, 1998. The Pro Forma Statement of Operations is based on historical results of operations of the Company and Attitude for the year ended December 31, 1998. The unaudited Pro Forma Condensed Consolidated Balance Sheet (the "Pro Forma Balance Sheet") gives effect to the acquisition of Attitude as if the acquisition had occurred on that date. The Pro Forma Statement of Operations and Pro Forma Balance Sheet and the accompanying notes (the "Pro Forma Financial Information") should be read in conjunction with and are qualified by the historical financial statements of the Company and notes thereto.

The Pro Forma Financial Information is intended for informational purposes only and is not necessarily indicative of the future financial position or future results of operations of the consolidated company after the acquisition of Attitude, or of the financial position or results of operations of the consolidated company that would have actually occurred had the acquisition of Attitude been effected on January 1, 1998.



                                            THEGLOBE.COM, INC.
                               UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                                              BALANCE SHEET
-----------------------------------------------------------------------------------------------------


                                        December 31, 1998
                                ----------------------------------
                                                        Attitude          Pro Forma        Pro Forma
                                theglobe.com, inc     Network, Ltd.      Adjustments      As Adjusted
                                -----------------     -------------      -----------      -----------
 ASSETS

Cash and cash equivalents          $29,250,572         $2,161,513               -         $31,412,085

Short-term investments                 898,546                  -               -             898,546

Accounts receivable, net             2,004,875            406,412               -           2,411,287

Prepaids and other current assets      678,831                  -               -             678,831

                                   -----------         ----------        -----------      -----------
          Total current assets      32,832,824          2,567,925               -          35,400,749


Property and equipment, net          3,562,559            382,277               -           3,944,836

Other assets                         1,734,495             24,308               -           1,758,803

Goodwill and intangible assets               -          1,825,039     $45,461,828(a)       47,286,867

                                   -----------         ----------     --------------      -----------
          Total assets             $38,129,878         $4,799,549     $45,461,828         $88,391,255
                                   ===========         ==========     ==============      ===========


LIABILITIES AND STOCKHOLDERS'
EQUITY


Accounts payable                    $2,614,445           $185,127               -          $2,799,572

Accrued expenses                       817,463            358,668               -           1,176,131

Accrued compensation                   691,279                  -               -             691,279

Deferred revenue                       673,616            346,775               -           1,020,391

Current portion of notes payable
to related party                             -            950,000        (950,000)(c)               -

Current portion of long-term debt            -            200,000               -             200,000

Current installments of
obligations under capital leases     1,026,728                  -               -           1,026,728
                                   -----------         ----------     --------------      -----------
     Total current liabilities       5,823,531          2,040,570        (950,000)          6,914,101

Long-term debt                               -          2,343,171               -           2,343,171

Obligations under capital leases,
excluding current installments       2,005,724                  -               -           2,005,724
                                   -----------         ----------     --------------      -----------
          Total liabilities          7,829,255          4,383,741        (950,000)         11,262,996

                                                                       46,827,636(a)       46,827,636

Stockholders' equity                30,300,623            415,808        (415,808)(a)      30,300,623
                                   -----------         ----------     --------------      -----------
Total liabilities and
stockholders' equity               $38,129,878         $4,799,549     $45,461,828         $88,391,255
                                   ===========         ==========     ==============      ===========




                                            THEGLOBE.COM, INC.
                                           UNAUDITED PRO FORMA
                                CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
-----------------------------------------------------------------------------------------------------


                                           Year Ended
                                        December 31, 1998
                                ----------------------------------
                                                        Attitude          Pro Forma        Pro Forma
                                theglobe.com, inc     Network, Ltd.      Adjustments      As Adjusted
                                -----------------     -------------      -----------      -----------

Revenues                            $5,509,818         $1,885,547               -          $7,395,365

Cost of revenues                     2,238,871            903,476               -           3,142,347
                                   -----------         ----------     --------------      -----------
          Gross profit               3,270,947            982,071                           4,253,018



Operating expenses:

          Sales and marketing        9,298,683            681,585               -           9,980,268

          Product development        2,632,613          1,860,686               -           4,493,299

          General and
          administrative             6,828,134          1,644,415               -           8,472,549

          Non-recurring charge       1,370,250                  -               -           1,370,250

          Amortization of
          intangible assets                  -          1,883,137     $15,153,943(a)       17,037,080
                                   -----------         ----------     --------------      -----------
               Loss from
               operations          (16,858,733)        (5,087,752)    (15,153,943)        (37,100,428)



Other income (expense):

          Interest and dividend
          income                     1,083,400                  -               -           1,083,400

          Interest and other
          expense                     (191,389)        (1,101,753)              -          (1,293,142)
                                   -----------         ----------     --------------      -----------
               Total other
               income (expense),
               net                     892,011         (1,101,753)              -            (209,742)
                                   -----------         ----------     --------------      -----------
               Loss before
               provision for
               income taxes        (15,966,722)        (6,189,505)    (15,153,943)        (37,310,170)
                                   -----------         ----------     --------------      -----------
Provision for income taxes              78,918                  -               -              78,918
                                   -----------         ----------     --------------      -----------
                    Net loss      $(16,045,640)       $(6,189,505)   $(15,153,943        $(37,389,088)
                                   ===========         ==========     ==============      ===========

Basic and diluted net loss per
share                                   $(6.74)                                               $(11.81)(b)
                                   ===========                                            ===========

Weighted average basic and
diluted shares outstanding           2,381,140                            785,461(b)        3,166,601(b)
                                   ===========                        ==============      ===========

                             THEGLOBE.COM, INC.
                      NOTES TO THE UNAUDITED PRO FORMA
                CONDENSED CONSOLIDATED FINANCIAL INFORMATION
---------------------------------------------------------------------------


(1)  Pro Forma Adjustments and Assumptions

     (a) In April 1999, the Company acquired Attitude in a stock transaction for $46.8 million including acquisition costs. The components of the purchase price were as follows: 785,461 shares of theglobe Common Stock, valued at $43.1 million, issued to Attitude shareholders with cash paid in lieu of fractional shares, warrants to purchase approximately 23,353 shares of theglobe Common Stock valued at $1.0 million and options to purchase approximately 42,380 shares of theglobe Common Stock valued at $1.9 million. The remaining amounts were the result of acquisition costs amounting to $800,000.

          The following represents the allocation of the purchase price over the historical net book value of the acquired assets and liabilities of Attitude at December 31, 1998 and is for illustrative pro forma purposes only. Actual fair values will be based on financial information as of the acquisition date (April 5, 1999). Assuming the transaction occurred on December 31, 1998, the allocation would have been as follows:


                                                     Attitude Network, Ltd.
                                                     ----------------------
      Assets acquired

      Cash                                             $    2,161,513

      Accounts receivable, net                                406,412

      Other assets                                             24,308

      Computer equipment, office equipment and                382,277
      furniture

      Goodwill and intangible assets                       47,286,867

      Liabilities assumed                                  (3,433,741)
                                                           -----------

      Purchase price                                   $   46,827,636
                                                     ======================


     This allocation is preliminary and may be subject to change upon the evaluation of the fair value of the acquired assets and liabilities of Attitude as of the acquisition date as well as the potential identification of certain intangible assets.

     The pro forma adjustment reconciles the historical balance sheet of Attitude at December 31, 1998 to the allocated purchase price assuming the transaction had occurred on December 31, 1998.

     Goodwill and intangibles will be amortized over a period of 3 years, the expected period of benefit. The pro forma adjustments to the statement of operations reflect twelve months of amortization expense for the year ended December 31, 1998, assuming the transaction occurred on January 1, 1998. The value of the intangible assets acquired in this transaction as of January 1, 1998 would have been approximately $45.5 million.

(b) In connection with the acquisition of Attitude, the Company issued 785,461 shares of theglobe Common Stock, par value $.001 per share, to the Attitude shareholders. The pro forma basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. The calculation of the weighted average number of shares outstanding assumes that the shares issued in connection with the acquisition were outstanding for the entire period.

(c) In connection with the merger, certain outstanding convertible demand notes (the "notes") held by Attitude directors were converted into shares of Attitude Common Stock and included in the exchange of Attitude Common Stock for theglobe Common Stock. The notes featured a conversion right at the option of the holder in the event that Attitude was sold. The pro forma adjustment reflects the conversion of the notes into shares of theglobe Common Stock.


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ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
          INFORMATION AND EXHIBITS

(c)  Exhibits

23.1 Consent of PricewaterhouseCoopers LLP, Independent Certified Public Accountants.


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                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

Dated:  October 20, 1999.




theglobe.com, inc.


By: /s/ Francis T. Joyce
    ------------------------------
    Name:  Francis T. Joyce
    Title: Vice President and Chief
           Financial Officer